Exhibit A-4
                                             By-Laws of Great Plains Energy


                      GREAT PLAINS ENERGY INCORPORATED


                                  BY-LAWS



                               MARCH 13, 2001



                      GREAT PLAINS ENERGY INCORPORATED

                                  BY-LAWS


                                 ARTICLE I


                                  Offices

         Section 1. The registered office of the Company in the State of Missouri shall be at 1201 Walnut, in Kansas City, Jackson County, Missouri.

         Section 2. The Company also may have offices at such other places either within or without the State of Missouri as the Board of Directors may from time to time determine or the business of the Company may require.


                                 ARTICLE II

                                Shareholders

         Section 1. All meetings of the shareholders shall be held at such place within or without the State of Missouri as may be selected by the Board of Directors or Executive Committee, but if the Board of Directors or Executive Committee shall fail to designate a place for said meeting to be held, then the same shall be held at the principal place of business of the Company.

         Section 2. An annual meeting of the shareholders shall be held on the first Tuesday of May in each year, if not a legal holiday, and if a legal holiday, then on the first succeeding day which is not a legal holiday, at ten o'clock in the forenoon, for the purpose of electing directors of the Company and transacting such other business as may properly be brought before the meeting.

         Section 3. Unless otherwise expressly provided in the Restated Articles of Consolidation of the Company with respect to the Cumulative Preferred Stock, Cumulative No Par Preferred Stock or Preference Stock, special meetings of the shareholders may only be called by the Chairman of the Board, by the President or at the request in writing of a majority of the Board of Directors. Special meetings of shareholders of the Company may not be called by any other person or persons.

         Section 4. Written or printed notice of each meeting of the shareholders, annual or special, shall be given in the manner provided in the corporation laws of the State of Missouri. In case of a call for any special meeting, the notice shall state the time, place and purpose of such meeting.

         Any notice of a shareholders' meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid addressed to the shareholder at his address as it appears on the records of the Company.

         In addition to the written or printed notice provided for in the first paragraph of this Section, published notice of each meeting of shareholders shall be given in such manner and for such period of time as may be required by the laws of the State of Missouri at the time such notice is required to be given.

         Section 5. Attendance of a shareholder at any meeting shall constitute a waiver of notice of such meeting except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         Section 6. At least ten days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order with the address of and the number of shares held by each, shall be prepared by the officer having charge of the transfer book for shares of the Company. Such list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Company and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

         Failure to comply with the requirements of this Section shall not affect the validity of any action taken at any such meeting.

         Section 7. Each outstanding share entitled to vote under the provisions of the articles of consolidation of the Company shall be entitled to one vote on each matter submitted at a meeting of the shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         At any election of directors of the Company, each holder of outstanding shares of any class entitled to vote thereat shall have the right to cast as many votes in the aggregate as shall equal the number of shares of such class held, multiplied by the number of directors to be elected by holders of shares of such class, and may cast the whole number of votes, either in person or by proxy, for one candidate, or distribute them among two or more candidates as such holder shall elect.

         Section 8. At any meeting of shareholders, a majority of the outstanding shares entitled to vote represented in person or by proxy shall constitute a quorum for the transaction of business, except as otherwise provided by statute or by the articles of consolidation or by these By-laws. The holders of a majority of the shares represented in person or by proxy and entitled to vote at any meeting of the shareholders shall have the right successively to adjourn the meeting to a specified date not longer than ninety days after any such adjournment, whether or not a quorum be present. The time and place to which any such adjournment is taken shall be publicly announced at the meeting, and no notice need be given of any such adjournment to shareholders not present at the meeting. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

         Section 9. The vote for directors and the vote on any other question that has been properly brought before the meeting in accordance with these By-laws shall be by ballot. Each ballot cast by a shareholder must state the name of the shareholder voting and the number of shares voted by him and if such ballot be cast by a proxy, it must also state the name of such proxy. All elections and all other questions shall be decided by plurality vote, unless the question is one on which by express provision of the statutes or of the articles of consolidation or of these By-laws a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 10. The Chairman of the Board, or in his absence the President of the Company, shall convene all meetings of the shareholders and shall act as chairman thereof. The Board of Directors may appoint any shareholder to act as chairman of any meeting of the shareholders in the absence of the Chairman of the Board and the President, and in the case of the failure of the Board so to appoint a chairman, the shareholders present at the meeting shall elect a chairman who shall be either a shareholder or a proxy of a shareholder.

         The Secretary of the Company shall act as secretary of all meetings of shareholders. In the absence of the Secretary at any meeting of shareholders, the presiding officer may appoint any person to act as secretary of the meeting.

         Section 11. At any meeting of shareholders where a vote by ballot is taken for the election of directors or on any proposition, the person presiding at such meeting shall appoint not less than two persons, who are not directors, as inspectors to receive and canvass the votes given at such meeting and certify the result to him. Subject to any statutory requirements which may be applicable, all questions touching upon the qualification of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the inspectors. In case of a tie vote by the inspectors on any question, the presiding officer shall decide the issue.

         Section 12. Unless otherwise provided by statute or by the articles of consolidation, any action required to be taken by shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

         Section 13. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the Company (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 13 and on the record date for the determination of shareholders entitled to vote at such annual meeting and
(ii) who complies with the notice procedure set forth in this Section 13.

         In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Company.

         To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting of shareholders; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

         To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

         No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 13, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 13 shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.


                                ARTICLE III

                             Board of Directors

         Section 1. The property, business and affairs of the Company shall be managed and controlled by a Board of Directors which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the articles of consolidation or by these By-laws directed or required to be exercised or done by the shareholders.

         Section 2. The Board of Directors shall consist of ten directors who shall be elected at the annual meeting of the shareholders. Each director shall be elected to serve until the next annual meeting of the shareholders and until his successor shall be elected and qualified. Directors need not be shareholders.

         Section 3. In case of the death or resignation of one or more of the directors of the Company, a majority of the remaining directors, though less than a quorum, may fill the vacancy or vacancies until the successor or successors are elected at a meeting of the shareholders. A director may resign at any time and the acceptance of his resignation shall not be required in order to make it effective.

         Section 4. The Board of Directors may hold its meetings either within or without the State of Missouri at such place as shall be specified in the notice of such meeting.

         Section 5. Regular meetings of the Board of Directors shall be held as the Board of Directors by resolution shall from time to time determine. The Secretary or an Assistant Secretary shall give at least five days' notice of the time and place of each such meeting to each director in the manner provided in Section 9 of this Article III. The notice need not specify the business to be transacted.

         Section 6. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President or three members of the Board and shall be held at such place as shall be specified in the notice of such meeting. Notice of such special meeting stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, or personally or by telephone, telecopy, telegram, telex or similar means of communication on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

         Section 7. A majority of the full Board of Directors as prescribed in these By-laws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

         Section 8. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation for directors. Compensation for nonemployee directors may include both a stated annual retainer and a fixed fee for attendance at each regular or special meeting of the Board. Nonemployee members of special or standing committees of the Board may be allowed a fixed fee for attending committee meetings. Any director may serve the Company in any other capacity and receive compensation therefor. Each director may be reimbursed for his expenses, if any, in attending regular and special meetings of the Board and committee meetings.

         Section 9. Whenever under the provisions of the statutes or of the articles of consolidation or of these By-laws, notice is required to be given to any director, it shall not be construed to require personal notice, but such notice may be given by telephone, telecopy, telegram, telex or similar means of communication addressed to such director at such address as appears on the books of the Company, or by mail by depositing the same in a post office or letter box in a postpaid, sealed wrapper addressed to such director at such address as appears on the books of the Company. Such notice shall be deemed to be given at the time when the same shall be thus telephoned, telecopied, telegraphed or mailed.

         Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         Section 10. The Board of Directors may by resolution provide for an Executive Committee of said Board, which shall serve at the pleasure of the Board of Directors and, during the intervals between the meetings of said Board, shall possess and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the corporation, except with respect to any matters which, by resolution of the Board of Directors, may from time to time be reserved for action by said Board.

         Section 11. The Executive Committee, if established by the Board, shall consist of the Chief Executive Officer of the Company and two or more additional directors, who shall be elected by the Board of Directors to serve at the pleasure of said Board until the first meeting of the Board of Directors following the next annual meeting of shareholders and until their successors shall have been elected. Vacancies in the Committee shall be filled by the Board of Directors.

         Section 12. Meetings of the Executive Committee shall be held whenever called by the chairman or by a majority of the members of the committee, and shall be held at such time and place as shall be specified in the notice of such meeting. The Secretary or an Assistant Secretary shall give at least one day's notice of the time, place and purpose of each such meeting to each committee member in the manner provided in Section 9 of this Article III, provided, that if the meeting is to be held outside of Kansas City, Missouri, at least three days' notice thereof shall be given.

         Section 13. At all meetings of the Executive Committee, a majority of the committee members shall constitute a quorum and the unanimous act of all the members of the committee present at a meeting where a quorum is present shall be the act of the Executive Committee. All action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action.

         Section 14. In addition to the Executive Committee provided for by these By-laws, the Board of Directors, by resolution adopted by a majority of the whole Board of Directors, (i) shall designate, as standing committees, an Audit Committee, a Compensation Committee and a Governance Committee, and (ii) may designate one or more special committees, each consisting of two or more directors. Each standing or special committee shall have and may exercise so far as may be permitted by law and to the extent provided in such resolution or resolutions or in these By-laws, the responsibilities of the business and affairs of the corporation. The Board of Directors may, at its discretion, appoint qualified directors as alternate members of a standing or special committee to serve in the temporary absence or disability of any member of a committee. Except where the context requires otherwise, references in these By-laws to the Board of Directors shall be deemed to include the Executive Committee, a standing committee or a special committee of the Board of Directors duly authorized and empowered to act in the premises.

         Section 15. Each standing or special committee shall record and keep a record of all its acts and proceedings and report the same from time to time to the Board of Directors.

         Section 16. Regular meetings of any standing or special committee, of which no notice shall be necessary, shall be held at such times and in such places as shall be fixed by majority of the committee. Special meetings of a committee shall be held at the request of any member of the committee. Notice of each special meeting of a committee shall be given not later than one day prior to the date on which the special meeting is to be held. Notice of any special meeting need not be given to any member of a committee, if waived by him in writing or by telegraph before or after the meeting; and any meeting of a committee shall be a legal meeting without notice thereof having been given, if all the members of the committee shall be present.

         Section 17. A majority of any committee shall constitute a quorum for the transaction of business, and the act of a majority of those present, by telephone conference call or otherwise, at any meeting at which a quorum is present shall be the act of the committee. Members of any committee shall act only as a committee and the individual members shall have no power as such.

         Section 18. The members or alternates of any standing or special committee shall serve at the pleasure of the Board of Directors.

         Section 19. If all the directors severally or collectively shall consent in writing to any action which is required to be or may be taken by the directors, such consents shall have the same force and effect as a unanimous vote of the directors at a meeting duly held. The Secretary shall file such consents with the minutes of the meetings of the Board of Directors.

         Section 20. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company, except as may be otherwise provided in the Restated Articles of Consolidation of the Company with respect to the right of holders of Preferred Stock to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the Company (i) who is a shareholder of record on the date of the giving of the notice provided for in this
Section 20 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 20.

         In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Company.

         To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting of shareholders; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

         To be in proper written form, a shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record of such shareholder, (ii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being name as a nominee and to serve as a director if elected.

         No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this Section 20. If the Chairman of the annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.


                                 ARTICLE IV

                                  Officers

         Section 1. The officers of the Company shall include a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer and one or more Assistant
Treasurers, all of whom shall be appointed by the Board of Directors. Any one person may hold two or more offices except that the offices of President and Secretary may not be held by the same person.

         Section 2. The officers of the Company shall be appointed annually by the Board of Directors. The office of Chairman of the Board may or may not be filled, as may be deemed advisable by the Board of Directors.

         Section 3. The Board of Directors may from time to time appoint such other officers as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time determine.

         Section 4. The officers of the Company shall hold office until their successors shall be chosen and shall qualify. Any officer appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole board. If the office of any officer becomes vacant for any reason, or if any new office shall be created, the vacancy may be filled by the Board of Directors.

         Section 5. The salaries of all officers of the Company shall be fixed by the Board of Directors.


                                 ARTICLE V

                       Powers and Duties of Officers

         Section 1. The Board of Directors shall designate the Chief Executive Officer of the Company, who may be either the Chairman of the Board or the President. The Chief Executive Officer shall have general and active management of and exercise general supervision of the business and affairs of the Company, subject, however, to the right of the Board of Directors, or the Executive Committee acting in its stead, to delegate any specific power to any other officer or officers of the Company, and the Chief Executive Officer shall see that all orders and resolutions of the Board of Directors and the Executive Committee are carried into effect. During such times when neither the Board of Directors nor the Executive Committee is in session, the Chief Executive Officer of the Company shall have and exercise full corporate authority and power to manage the business and affairs of the Company (except for matters required by law, the By-laws or the articles of consolidation to be exercised by the shareholders or Board itself or as may otherwise be specified by orders or resolutions of the Board) and the Chief Executive Officer shall take such actions, including executing contracts or other documents, as he deems necessary or appropriate in the ordinary course of the business and affairs of the Company. The Vice Presidents and other authorized persons are authorized to take actions which are (i) routinely required in the conduct of the Company's business or affairs, including execution of contracts and other documents incidental thereto, which are within their respective areas of assigned responsibility, and (ii) within the ordinary course of the Company's business or affairs as may be delegated to them respectively by the Chief Executive Officer.

         Section 2. The Chairman of the Board shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, and shall perform such other duties as the Board of Directors shall from time to time prescribe, including, if so designated by the Board of Directors, the duties of Chief Executive Officer.

         Section 3. The President, if not designated Chief Executive Officer, shall perform such duties and exercise such powers as shall be assigned to him from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Chairman of the Board, or if the position of Chairman of the Board be vacant, the President shall preside at all meetings of the shareholders and at all meetings of the Board of Directors.

         Section 4. The Vice Presidents shall perform such duties and exercise such powers as shall be assigned to them from time to time by the Board of Directors or the Chief Executive Officer.

         Section 5. The Secretary shall attend all meetings of the shareholders, the Board of Directors and the Executive Committee, and shall keep the minutes of such meetings. He shall give, or cause to be given, notice of all meetings of the shareholders, the Board of Directors and the Executive Committee, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer. He shall be the custodian of the seal of the Company and shall affix the same to any instrument requiring it and, when so affixed, shall attest it by his signature. He shall, in general, perform all duties incident to the office of secretary.

         Section 6. The Assistant Secretaries shall perform such of the duties and exercise such of the powers of the Secretary as shall be assigned to them from time to time by the Board of Directors or the Chief Executive Officer or the Secretary, and shall perform such other duties as the Board of Directors or the Chief Executive Officer shall from time to time prescribe.

         Section 7. The Treasurer shall have the custody of all moneys and securities of the Company. He is authorized to collect and receive all moneys due the Company and to receipt therefor, and to endorse in the name of the Company and on its behalf when necessary or proper all checks, drafts, vouchers or other instruments for the payment of money to the Company and to deposit the same to the credit of the Company in such depositaries as may be designated by the Board of Directors. He is authorized to pay interest on obligations and dividends on stocks of the Company when due and payable. He shall, when necessary or proper, disburse the funds of the Company, taking proper vouchers for such disbursements. He shall render to the Board of Directors and the Chief Executive Officer, whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Company. He shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer. He shall, in general, perform all duties incident to the office of treasurer.

         Section 8. The Assistant Treasurers shall perform such of the duties and exercise such of the powers of the Treasurer as shall be assigned to them from time to time by the Board of Directors or the Chief Executive Officer or the Treasurer, and shall perform such other duties as the Board of Directors or the Chief Executive Officer shall from time to time prescribe.

         Section 9. The Board of Directors may, by resolution, require any officer to give the Company a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control and belonging to the Company.

         Section 10. In the case of absence or disability or refusal to act of any officer of the Company, other than the Chairman of the Board, the Chief Executive Officer may delegate the powers and duties of such officer to any other officer or other person unless otherwise ordered by the Board of Directors.

         Section 11. The Chairman of the Board, the President, the Vice Presidents and any other person duly authorized by resolution of the Board of Directors shall severally have power to execute on behalf of the Company any deed, bond, indenture, certificate, note, contract or other instrument authorized or approved by the Board of Directors.

         Section 12. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the President or any Vice President of the Company (a) shall have full power and authority to attend and to act and vote, in the name and on behalf of this Company, at any meeting of shareholders of any corporation in which this Company may hold stock, and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock, and (b) shall have full power and authority to execute, in the name and on behalf of this Company, proxies authorizing any suitable person or persons to act and to vote at any meeting of shareholders of any corporation in which this Company may hold stock, and at any such meeting the person or persons so designated shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock.


                                 ARTICLE VI

                           Certificates of Stock

         Section 1. The Board of Directors shall provide for the issue, transfer and registration of the certificates representing the shares of capital stock of the Company, and shall appoint the necessary officers, transfer agents and registrars for that purpose.

         Section 2. Until otherwise ordered by the Board of Directors, stock certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Company. Such seal may be facsimile, engraved or printed. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any stock certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Company, such certificate or certificates may nevertheless be issued by the Company with the same effect as if the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Company.

         Section 3. Transfers of stock shall be made on the books of the Company only by the person in whose name such stock is registered or by his attorney lawfully constituted in writing, and unless otherwise authorized by the Board of Directors only on surrender and cancellation of the certificate transferred. No stock certificate shall be issued to a transferee until the transfer has been made on the books of the Company.

         Section 4. The Company shall be entitled to treat the person in whose name any share of stock is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have notice thereof, except as otherwise expressly provided by the laws of Missouri.

         Section 5. In case of the loss or destruction of any certificate for shares of the Company, a new certificate may be issued in lieu thereof under such regulations and conditions as the Board of Directors may from time to time prescribe.


                                ARTICLE VII

                         Closing of Transfer Books

         The Board of Directors shall have power to close the stock transfer books of the Company for a period not exceeding seventy days preceding the date of any meeting of shareholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding seventy days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date of closing the transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company after such date of closing of the transfer books or such record date fixed as aforesaid.


                                ARTICLE VIII

                            Inspection of Books

         Section 1. A shareholder shall have the right to inspect books of the Company only to the extent such right may be conferred by law, by the articles of consolidation, by the By-laws or by resolution of the Board of Directors.

         Section 2. Any shareholder desiring to examine books of the Company shall present a demand to that effect in writing to the President or the Secretary or the Treasurer of the Company. Such demand shall state:

         (a) the particular books which he desires to examine;

         (b) the purpose for which he desires to make the examination;

         (c) the date on which the examination is desired;

         (d) the probable duration of time the examination will require;
             and

         (e) the names of the persons who will be present at the examination.

Within three days after receipt of such demand, the President or the Secretary or the Treasurer shall, if the shareholder's purpose be lawful, notify the shareholder making the demand of the time and place the examination may be made.

         Section 3. The right to inspect books of the Company may be exercised only at such times as the Company's registered office is normally open for business and may be limited to four hours on any one day.

         Section 4. The Company shall not be liable for expenses incurred in connection with any inspection of its books.


                                 ARTICLE IX

                               Corporate Seal

         The corporate seal of the Company shall have inscribed thereon the name of the Company and the words "Corporate Seal", "Missouri" and "1922".


                                 ARTICLE X

                                Fiscal Year

         Section 1. The fiscal year of the Company shall be the calendar year.

         Section 2. As soon as practicable after the close of each fiscal year, the Board of Directors shall cause a report of the business and affairs of the Company to be made to the shareholders.


                                 ARTICLE XI

                              Waiver of Notice

         Whenever by statute or by the articles of consolidation or by these By-laws any notice whatever is required to be given, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.



                                ARTICLE XII

                                 Amendments

         The Board of Directors may make, alter, amend or repeal By-laws of the Company by a majority vote of the whole Board of Directors at any regular meeting of the Board or at any special meeting of the Board if notice thereof has been given in the notice of such special meeting. Nothing in this Article shall be construed to limit the power of the shareholders to make, alter, amend or repeal By-laws of the Company at any annual or special meeting of shareholders by a majority vote of the shareholders present and entitled to vote at such meeting, provided a quorum is present.